Exhibit 10.3

Amendment to Business Cooperation Agreement and Valuation Adjustment Mechanism

and Indemnification Agreement

This Amendment to Business Cooperation Agreement and Valuation Adjustment Mechanism and Indemnification Agreement (hereinafter, this “Amendment”) is made and entered into on October 16, 2018 in Changsha by and among:

(1)	The Company: Sichuan Jinkailong Automobile Leasing Co., Ltd.

Unified social credit code: 91510115MA62NLDU04

Place of business: Floor 2, Building 1, No. 2 Liudao Street, Jinma Town, Wenjiang District, Chengdu City

(2)	Party A: Hunan Ruixi Financial Leasing Co., Ltd.

Unified social credit code: 91430100MA4PDEM573

Place of business: Room 910, Building 1, Huitong Building, No. 168 Hehua Road, Hehuayuan Street, Furong District, Changsha City, Hunan Province

(3)	Party B: Xiaoliang Chen

Identity card number: 330727198705232217

Domicile: No. 135, Xichan Village, Renchuan Town, Pan’an County, Zhejiang Province

(4)	Party C: Xi Yang

Identity card number: 522426198609164722

Domicile: No. 31, Group 13, Fangbei Village, Nanquan Town, Shifang City, Sichuan Province

(5)	Party D: Yiqiang He

Identity card number: 510682198606094755

Domicile: No. 31, Group 13, Fangbei Village, Nanquan Town, Shifang City, Sichuan Province

(6)	Party E: Xiaohui Luo

Identity card number: 510902198602214670

Domicile: No. 2, Group 4, Qilidian Village, Baoshi Town, Anju District, Suining City, Sichuan Province

Whereas,

The Parties entered into a Business Cooperation Agreement and Valuation Adjustment Mechanism and Indemnification Agreement (the “Original Agreement”) on August 26, 2018.

Now, therefore, the Parties agree to amend the Original Agreement to the following terms and conditions after negotiation and by mutual agreement:

Article 7.1 of the Original Agreement, “The Original Shareholders shall be responsible for the business operation and staffing of the Company and Party A within the boundary of Hunan Province. The Original Shareholders warrant that, within 9 months after Party A has offered cooperation regarding the automobile purchase and sale transactions for the first time (the “performance review period”), the Company shall achieve the following performance indices that meet the requirements of Party A”, shall be amended to read as follows:

“The Original Shareholders shall be responsible for the business operation and staffing of the Company and Party A within the boundary of Hunan Province. The Original Shareholders warrant that, within 9 months after October 16, 2018 (the “performance review period”), the Company shall achieve the following performance indices that meet the requirements of Party A.”

Other provisions of the Original Agreement shall remain unchanged. This Amendment shall be an integral part of the Original Agreement and shall have the same force and effect as the Original Agreement. In the case of any conflict between the Original Agreement and this Amendment, this Amendment shall prevail.

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IN WITNESS WHEREOF, the Parties to the Amendment to Business Cooperation Agreement and Valuation Adjustment Mechanism and Indemnification Agreement have caused this Amendment to be executed on the date first written above.

The Company: Sichuan Jinkailong Automobile Leasing Co., Ltd. (seal)

Legal representative: /s/ Xiaoliang Chen

Party A: Hunan Ruixi Financial Leasing Co., Ltd (seal)

Legal representative: /s/ Xianglong Li

Party B: Xiaoliang Chen

Signature: /s/ Xiaoliang Chen

Party C: Xi Yang

Signature: /s/ Xi Yang

Party D: Yiqiang He

Signature: /s/ Yiqiang He

Party E: Xiaohui Luo

Signature: /s/ Xiaohui Luo